Free Writing Prospectus
Registration Statement No. 333-131266
Dated March 29, 2008
Filed Pursuant to Rule 433

MARKET VECTORS                                                              ENTs

A new trade route to world currencies.

Introducing Currency ETNs for the
Chinese Renminbi and Indian Rupee.
Learn more at marketvectorsETNs.com or call 1.888.MKT.VCTR.

           Morgan Stanley, the issuer of the Market Vectors Currency ETNs, has
[Van Eck   filed a registration statement (including a prospectus) with the SEC
Global     for the offering to which this communication relates. Before you
since      invest, you should read the prospectus in that registration statement
1955       and other documents Morgan Stanley has filed with the SEC for more
logo]      complete information about the issuer and the offering of the Market
           Vectors Currency ETNs. You may get these documents for free by visiting the Van Eck Securities Corporation Web site at
           www.marketvectorsETNs.com or EDGAR on the SEC Web site at
           www.sec.gov. Alternatively, you may request a free copy of the prospectus by calling Van Eck Securities Corporation at
           1.888.MKT.VCTR; you may also request a copy from Morgan Stanley or any other dealer participating in this offer.

           Van Eck Securities Corporation is the exclusive marketer of the
           Market Vectors Currency ETNs.

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